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                                                                    EXHIBIT 23.3


                     NETHERLAND, SEWELL & ASSOCIATES, INC.



                                 April 24, 1998


Southern Mineral Corporation
500 Dallas, Suite 3350
Houston, Texas 77002-4708

Gentlemen:

     In accordance with your request, we have enclosed a copy of our Consent of Netherland, Sewell, & Associates, Inc. for the Form S-8 Registration Statement to be filed by Southern Mineral Corporation.

     Our Consent is based on our review of the draft delivered to us on April 24, 1998, and is conditioned upon there being no further changes made that relate to us in the Form S-8. In the event any changes are made in the final Form S-8 relating to our firm or our report, we would like to review such changes and provide a new Consent letter.

     Please send us a copy of the final Form S-8 for our office, and let us know if we may be of further assistance.


                                             Very truly yours,


                                             /s/ Danny D. Simmons

DDS:SLS

Enclosures
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                     NETHERLAND, SEWELL & ASSOCIATES, INC.



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We consent to the incorporation by reference into Form S-8 Registration of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and its reports listed below for the Company's estimated domestic proved reserves contained in its Annual Report on Form 10-KSB for the year ended December 31, 1997.

     1. Report of domestic proved reserves as of January 1, 1996 dated March 1, 1996.
     2. Audit of domestic proved reserves estimates as of January 1, 1997 dated February 25, 1997.
     3. Report of domestic proved reserves estimates as of January 1, 1998 dated February 16, 1998.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ DANNY D. SIMMONS
                                            ----------------------------------
                                            Danny D. Simmons
                                            Senior Vice President


Houston, Texas
April 24, 1998